As filed with the Securities and Exchange Commission on February 18, 2005.

                                                   REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 _______________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                               AQUA AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          PENNSYLVANIA                                       23-1702594
(State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation Organization)                           Identification No.)
                                 _______________

                             762 W. LANCASTER AVENUE
                            BRYN MAWR, PA 19010-3489
                                 (610) 527-8000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                 _______________

                                  ROY H. STAHL
                        PHILADELPHIA SUBURBAN CORPORATION
        EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                             762 W. LANCASTER AVENUE
                            BRYN MAWR, PA 19010-3489
                                 (610) 527-8000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 _______________

                                   COPIES TO:
                                 LINDA L. GRIGGS
                                 RYAN F. PEARSON
                           MORGAN, LEWIS & BOCKIUS LLP
                               1701 MARKET STREET
                      PHILADELPHIA, PENNSYLVANIA 19103-2921
                                 (215) 963-5000
                                 _______________

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement is declared effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 _______________

                         CALCULATION OF REGISTRATION FEE

------------------------------------ ------------------- ------------------- ------------------------ ---------------------
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO          OFFERING PRICE          AGGREGATE               AMOUNT OF
    SECURITIES TO BE REGISTERED       BE REGISTERED (2)      PER UNIT (3)        OFFERING PRICE        REGISTRATION FEE (1)
------------------------------------ ------------------- ------------------- ------------------------ ---------------------
Common Stock, par value $.50  per
share (1)........................    5,000,000 shares           $24.21             $121,050,000              $14,248
---------------------------------------------------------------------------------------------------------------------------


(1) Includes rights to purchase shares of our Series A Junior Participating Preferred Stock pursuant to the First Amended and Restated Rights Agreement dated February 20, 2004. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the common stock.

(2) Pursuant to Rule 416(a), this registration statement also registers an indeterminate number of additional shares of common stock as may be issued with respect to the shares registered hereunder from time to time as a result of stock splits, stock dividends or similar transactions.

(3) Pursuant to Rule 457(c), the proposed maximum offering price per share is based on the average of the high and low sales prices of the common stock, as reported on the New York Stock Exchange on February 14, 2005.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

     Aqua America, Inc. Dividend Reinvestment and Direct Stock Purchase Plan

                        5,000,000 Shares of Common Stock

   - You do not need to be one of our existing shareholders to participate in the Plan.
   - The Plan gives you a convenient, systematic way to purchase our common stock.
   - You can increase your ownership by reinvesting dividends at a 5% discount and by making optional cash investments with brokerage fees and commissions paid by us.
   -  You can own and transfer shares without holding certificates.
   - You can purchase shares through an IRA with a portion of the annual maintenance fee paid by us.

IMPORTANT NOTE: Sales of shares through the Plan are subject to fees and commission charges for which you will be responsible. Please see the "Costs" section of this prospectus for further details regarding these fees and commission charges.

Our common stock is listed on the New York Stock Exchange and the Philadelphia Stock Exchange under the symbol "WTR." Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 10901-3489 and our telephone number is 610-527-8000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is February    , 2005.

                                TABLE OF CONTENTS

                                                                        PAGE
Plan Overview........................................................     1
Forward-Looking Statements...........................................     1
A Summary of Important Plan Features.................................     2
Administration.......................................................     4
Internet Access......................................................     4
Participation and Enrollment.........................................     5
Dividend Reinvestment................................................     5
Electronic Deposit of Cash Dividends.................................     6
Optional Cash Investments............................................     6
Purchase and Source of Shares........................................     8
Price of Shares......................................................     8
Sale of Shares.......................................................     8
Individual Retirement Accounts ("IRA")...............................     9
Safekeeping of Certificates and Book Entry...........................     9
Tracking Your Investment.............................................    10
Obtaining a Stock Certificate........................................    10
Transfers............................................................    11
Dividend Payment and Record Dates....................................    11
Termination of Participation.........................................    11
Minimum Account......................................................    11
Costs................................................................    12
Taxes................................................................    12
Voting...............................................................    12
Handling of Stock Splits and Other Distributions.....................    12
Changes to the Plan..................................................    13
Responsibilities of Aqua America, Inc. and the Administrator.........    13
Use of Proceeds......................................................    13
Experts..............................................................    13
Antidilution Provision...............................................    13
Where You Can Find More Information..................................    14

PLAN OVERVIEW

The Aqua America, Inc. Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") provides you with a convenient and economical way to purchase shares of our common stock and to reinvest your cash dividends in additional shares. The Plan has various features and you can select those features that meet your investment needs.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan.

Please read this prospectus carefully. If you are a shareholder of record with a minimum of 5 shares in your account, and wish to participate in the Plan, please sign and execute a Dividend Reinvestment and Direct Stock Purchase Plan Authorization Form (the "Authorization Form"). Investors wishing to make an initial investment of not less than $500 should complete the Dividend Reinvestment and Direct Stock Purchase Plan Enrollment Form (the "Enrollment Form"). Either form, when completed, should be mailed to EquiServe Trust Company, N.A. (the "Administrator") in the envelope provided for your convenience.

You can also enroll in the Plan and access your Plan account through the Internet at the Administrator's web site, www.equiserve.com, at any time. In addition, you can authorize one-time initial and subsequent optional cash investments or establish recurring automatic withdrawals from your U.S. bank account.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made based upon, among other things, our current assumptions, expectations and beliefs concerning future developments and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by, or include the words "in the future," "believes," "expects," "anticipates," "plans" or similar expressions, or the negative thereof. Forward-looking statements in this prospectus, or incorporated by reference into this prospectus, include, but are not limited to, statements regarding:

   -  the availability of Internet access to the Administrator's web site;
   -  projected capital expenditures and related funding requirements;
   -  developments and trends in the water and wastewater utility industries;
   -  dividend payment projections;
   -  opportunities for future acquisitions and success of pending acquisitions;
   -  the capacity of our water supplies and facilities;
   -  the development of new services and technologies by us or our competitors;
   -  the availability of qualified personnel;

   -  general economic conditions;
   -  acquisition-related costs and synergies;
   -  recovery of capital expenditures and expenses in rates;
   -  future financing plans; and
   -  future pension contributions.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

   -  changes in general economic, business and financial market conditions;
   - changes in government regulations and policies, including environmental and public utility regulations and policies;
   - changes in environmental conditions, including those that result in water use restrictions;
   -  abnormal weather conditions;
   -  changes in capital requirements;
   -  changes in credit rating;
   - our ability to integrate business, technologies or services which we may acquire;
   -  our ability to manage the expansion of our business;
   - the extent to which we are able to develop and market new and improved services;
   -  the effect of the loss of major customers;
   - our ability to retain the services of key personnel and to hire qualified personnel as we expand;
   -  unanticipated capital requirements;
   - increasing difficulties in obtaining insurance and increased cost of insurance;
   - cost overruns relating to improvements or the expansion of our operations; and
   -  civil disturbance or terroristic threats or acts.


Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. As you read this prospectus and the documents that we incorporate by reference into this prospectus, you should pay particular attention to the "Risk Factors" included in our most recent Annual Report on Form 10-K.

A SUMMARY OF IMPORTANT PLAN FEATURES

   - Participation. You may participate in the Plan if you own at least 5 shares of Aqua America common stock that are registered in your name. You may also participate by making an initial minimum investment of at least $500 through automatic withdrawal from your U.S. bank account, by check or by a one-time online bank debit through the Buy Stock Direct option on EquiServe's web site, www.equiserve.com. All U.S. citizens are eligible to join the Plan, whether or not they are currently shareholders. Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries or other non-U.S. laws.

   - Automatic Dividend Reinvestment. You can reinvest all or a portion of the cash dividends received on your first 100,000 shares toward the purchase of additional shares of our common stock, without paying trading fees or commissions. For purposes of the Plan, the term "full dividend reinvestment" means the reinvestment of dividends on all shares held by you in your name under the Plan up to a maximum of 100,000 shares.

   - Electronic Deposit of Cash Dividends. You can authorize the Administrator to deposit your cash dividends directly into your U.S. bank account.

   - Optional Cash Investments. As a shareholder, you can buy additional shares of our common stock at any time for as little as $50. The maximum optional cash investment you may make in any calendar year is $250,000. You can pay by check or by a one-time online bank debit through the Buy Stock Direct option on EquiServe's web site, www.equiserve.com, or have your payment automatically withdrawn from your U.S. bank account.

   - IRAs. You may establish a traditional IRA, a Roth IRA or a Coverdell Education Savings Account which invests in common stock through the Plan. IRA contributions and rollovers do not count against a participant's $250,000 annual investment limitation. There is an annual maintenance fee of $45.00 charged by the IRA and Coverdell Education Saving Account Trustee, which we will pay for the first calendar year in which you participate. In all subsequent years, twenty-five dollars ($25.00) of this annual fee will be charged to you, with the balance paid by us.

   - Full Investment. Full investment of your funds is possible because any initial investment and optional cash investments will be used to buy whole and fractional shares. In addition, the full dividend earned on your shares (up to the first 100,000 shares you own), including fractional shares, will be reinvested or paid out as you designate.

   - Safekeeping of Certificates. Shares purchased through the Plan for which you request certificates to be issued will be held by the Administrator for safekeeping. You may also deposit any Aqua America, or previously named Philadelphia Suburban Corporation, stock certificates that you hold for safekeeping, at no charge.

   - Transaction Reporting. You will receive a statement following each transaction showing the details of, and your share balance in, your Plan account.

   - Internet Account Access. You can also enroll in the Plan and access your Plan account through the Internet at the Administrator's web site, www.equiserve.com, at any time. In addition, you can authorize one-time initial and subsequent optional cash investments or establish recurring automatic withdrawals from your U.S. bank account.

ADMINISTRATION

EquiServe Trust Company, N.A. a federally chartered trust institution, administers the Plan and acts as Agent for the participants. EquiServe, Inc., an affiliate of EquiServe and a transfer agent registered with the Securities and Exchange Commission, acts as service agent to EquiServe Trust Company, N.A. in performing certain services for the Plan. These companies purchase and retain shares of our common stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

For information about the Plan, you can contact the Administrator by calling toll-free:

         EquiServe Trust Company, N.A.                   800-205-8314
         Outside the United States call collect:         781-575-3100
         web site address:                               www.equiserve.com

All written correspondence and optional cash investments submitted without a proper investment coupon, should be submitted to:

         By mail:       EquiServe Trust Company, N.A.
                        Attn.: Aqua America, Inc. Dividend Reinvestment and
                               Direct Stock Purchase Plan
                        P.O. Box 43010
                        Providence, RI 02940-3010

         By courier:    EquiServe Trust Company, N.A.
                        Attn.: Aqua America, Inc. Dividend Reinvestment
                               and Direct Stock Purchase Plan
                        66 Brooks Drive
                        Braintree, MA 02184

Make checks payable to EquiServe in U.S. dollars and drawn on a U.S. bank. The Administrator will not accept cash, traveler's checks, money orders or third party checks for optional cash investments. Please use the cash investment form at the bottom of your statement.

INTERNET ACCESS

You can also obtain information about your account via the Internet at the Administrator's web site, www.equiserve.com. At the web site, through account access, you can access your share balance, enroll in the Plan, purchase shares (either as a one-time online bank debit or by recurring automatic monthly withdrawals from your U.S. bank account), sell shares, request a stock certificate, change dividend payment options and obtain online forms. To obtain access, you will need Aqua America's issue number and your account number, each of which can be found on your dividend check or statement, as well as your password. You can request a new password on-line or by calling the Administrator at 1-800-205-8314.

PARTICIPATION AND ENROLLMENT

If you already own at least 5 shares of our common stock, you are eligible to participate in the Plan.

         - If your shares are registered in your name, you can enroll in the Plan through the Internet at the Administrator's web site, www.equiserve.com, or you can fill out the Authorization Form and return it to the Administrator.

         - If your shares of our common stock are held in "street" name, that is, as a beneficial owner through a bank or broker, you may participate in the Plan by instructing your bank or broker to have some or all of your shares of our common stock registered in your name. Simply instruct your bank or broker to transfer at least 5 of your shares of our common stock electronically through the Direct Registration System from your brokerage account to a new book-entry account at the Administrator. Please contact your bank or broker for more information. Once at least 5 of your shares of our common stock are moved from your brokerage account to a new book-entry account registered in your name with the Administrator, you may then participate in the Plan. Alternatively, you may instruct your bank or broker to arrange to have a paper stock certificate issued to you for at least 5 of your shares of our common stock. Once at least 5 shares are registered in your name, you may participate in the Plan. If the shares that you hold are in certificated form, you can deposit these certificated shares in your Plan account for safekeeping. In each instance, any fees or charges assessed by your bank or broker are your responsibility and will not be paid by us.

If you do not own any shares of our common stock, or if you wish to establish a separate account, you can go to the Administrator's web site, www.equiserve.com, and follow the instructions provided. You may enroll in the Plan by authorizing a one-time online bank debit from your U.S. bank account for an initial investment of at least $500 or by establishing recurring automatic withdrawals from your U.S. bank account for a minimum of $50 per transaction for at least ten consecutive months. Automatic withdrawal is further described in the "Optional Cash Investments" section of this prospectus. You can also fill out the Enrollment Form and return it to the Administrator. Enclose a check, in U.S. dollars, for at least $500. You can receive an Enrollment Form by contacting the Administrator through the channels outlined in the "Administration" section of this prospectus. If you wish to make your initial investment through automatic withdrawals, you must agree to continue with the withdrawals until the $500 minimum initial investment is reached. Please note, such automatic withdrawals continue indefinitely beyond the initial investment until you notify the Administrator through the Internet, by telephone or in writing to stop such automatic withdrawals.

If you open an account for another person by transferring stock from your account, you must transfer a minimum of 5 shares into that account.

DIVIDEND REINVESTMENT

You may choose to reinvest all or a portion of the dividends paid on your first 100,000 shares of our common stock held in your Plan account. Your dividends will be used to buy additional shares of our common stock at a 5% discount from the prevailing market price. You have the following options for your dividends:

         - Full Dividend Reinvestment. Your cash dividends received on shares you own up to 100,000 shares will be used to buy additional shares for you.

         - Partial Dividend Reinvestment. If you do not want full dividend reinvestment, select a lower number of full shares on which you want your dividends to be paid in cash. The balance of your dividends will be reinvested.

         - All Cash (no dividend reinvestment). Your dividends on all of your shares will be paid in cash.

If you do not indicate which reinvestment option you want on the enrollment form, you will be automatically enrolled in full dividend reinvestment.

The Administrator must receive your instructions at least one business day prior to the given dividend record date in order to ensure that your next dividend will be reinvested.

The 100,000 share reinvestment limitation does not apply to our pension plan or any of our other employee benefit plans.

ELECTRONIC DEPOSIT OF CASH DIVIDENDS

If you are receiving all or a portion of your dividends in cash, you may have them electronically deposited into your U.S. bank account by completing an Electronic Deposit of Dividends Enrollment Form or by mailing a voided check or deposit slip to the Administrator. Contact the Administrator to receive an Electronic Deposit of Dividends Enrollment Form. This feature may be changed or discontinued at any time by notifying the Administrator. If you change your U.S. bank account and fail to notify the Administrator of the change, a check for your dividends will be issued and mailed only after the funds have been returned from the receiving bank.

OPTIONAL CASH INVESTMENTS

Existing registered shareholders who are participants in the Plan may buy additional shares of our common stock at any time by investing at least $50. Your total optional cash investment may not exceed $250,000 in a calendar year. Interest will not be paid on amounts held pending investment. Optional cash investments may be made:

   - By one-time online bank debit. At any time, you may make optional cash investments by going to the Administrator's web site, www.equiserve.com, and authorizing a one-time online bank debit from your U.S. bank account. One-time online optional cash investment funds will be held by the Administrator for three banking business days before they are invested. Please refer to the online confirmation for your bank account debit date and investment date. In the event that a one-time online bank debit is not honored for any reason, the Administrator will consider the request for the investment of that money null and void and shall immediately remove from the participant's account the shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator will then be entitled to sell those shares to satisfy the balance of such uncollected amounts. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator will be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

   - By check. Mail your check with the cash investment form from the bottom of your account statement to the address on the cash investment form. Do not send cash, traveler's checks, money orders or third party checks. All checks should be in U.S. funds and drawn from a U.S. bank. All payments should be made to EquiServe. In the event that a check is returned unpaid for any reason to the Administrator by the bank on which it is drawn, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant's account the shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator will then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator will be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

   - By recurring automatic withdrawals from a U.S. bank account. You can establish recurring automatic withdrawals through the Internet at the Administrator's web site, www.equiserve.com, or by filling out an Authorization Form for automatic withdrawals. You can receive an Authorization Form by contacting the Administrator through the channels outlined in the "Administration" section of this prospectus. All automatic withdrawal enrollment information must be received at least 30 days prior to the first debit date. Funds will be deducted from your bank account on the first business day of each month. If this date falls on a bank holiday, or non-business day, funds may be deducted on the next business day. These funds may be commingled with other optional cash investments. All funds automatically withdrawn from your bank account will be invested on the second Tuesday, or next following business day, of the month. Automatic withdrawals will continue at the level you set until you instruct the Administrator otherwise. You can change or stop automatic withdrawals by accessing your Plan account through the Internet at the Administrator's web site, www.equiserve.com, by calling the Administrator at 1-800-205-8314, by completing and returning a new Authorization Form or by giving written instructions to the Administrator. You must contact the Administrator at least 7 business days prior to the debit date to change or terminate automatic withdrawal. In the event that an automatic withdrawal is not honored for any reason, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant's account the shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator will then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator will be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

PURCHASE AND SOURCE OF SHARES

Shares of our common stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by us. We will pay trading fees and brokerage commissions incurred for the purchase of shares. The Administrator will invest your funds as promptly as practicable, at least once each week. However, funds automatically withdrawn from your U.S. bank account will be invested as specified above in "Optional Cash Investments - By automatic recurring withdrawals from a U.S. bank account." Funds may not be returned once they have been submitted to the Administrator. In the unlikely event that, due to unusual market conditions, the Administrator is unable to purchase shares of our common stock within 30 days, the funds will be returned to you by check. No interest will be paid on funds held by the Administrator pending investment. All dividends will be invested independently from optional cash investments.

Please note that you will not be able to direct the Administrator to purchase shares at a specific time or at a specific price or through a specific broker or dealer.

PRICE OF SHARES

Open market purchases for initial, optional and IRA investments will be at a price equal to 100% of the weighted average per share price of shares purchased by the Administrator to satisfy Plan requirements. If the Administrator purchases shares to meet the dividend reinvestment requirement in the open market, your price per share will be 95% of the weighted average price of shares purchased. We will pay all trading fees and brokerage commissions in connection with open market purchases.

For original issue or treasury shares purchased from Aqua America for initial, optional and IRA investments, the price per share will be 100% of the average of the daily high and low trading prices quoted on The New York Stock Exchange composite transaction listing on the day of purchase (the investment date).

For original issue or treasury shares purchased from Aqua America to meet the dividend reinvestment requirement under the Plan, the price per share will be 95% of the average of the daily high and low trading prices quoted on The New York Stock Exchange composite transaction listing for the five trading days preceding the dividend payment date.

SALE OF SHARES

You can sell some or all of the shares held in your Plan account, or any other book-entry shares of Aqua America, by accessing your Plan account through the Internet at the Administrator's web site, www.equiserve.com, by calling the Administrator at 1-800-205-8314, by providing written instructions to the Administrator or by mailing the form attached to your Plan statement. Sale orders placed over the phone may be subject to a limit established by the Administrator. We are not responsible for trading fees incurred in the sale of shares.

The Administrator will sell shares in a timely manner upon receipt of your instructions. Sales will be made at least weekly and more frequently if volume dictates. The sale price for Plan Participants will be the weighted average sale price received by the Administrator for all sales during the period required to complete the sales. You will receive the proceeds of the sale, minus a $15.00 transaction fee, brokerage commissions of $0.15 per each share sold and any applicable transfer taxes.

Please note that the Administrator is not able to accept instructions to sell on a specific day or at a specific price or through a specific broker or dealer. If you prefer to have complete control over the exact timing and sales prices, you can withdraw the shares and sell them through a broker of your own choosing.

All sales requests having an anticipated market value of $100,000 or more must be submitted in written form. In addition, all sales requests received by the Administrator within 30 days of an address change to your Plan account must be submitted in written form.

If your holdings in any account fall below 5 shares, the Administrator may close that account out of the Plan as described in the "Minimum Account" section of this prospectus.

INDIVIDUAL RETIREMENT ACCOUNTS ("IRA")

You may establish a Traditional IRA, Roth IRA or Coverdell Education Savings Account of our common stock by returning completed Enrollment Forms together with your contribution to the IRA and Coverdell Education Savings Account Trustee. If you are already a shareholder of at least 5 shares, you may open an IRA or Coverdell Education Savings Account with as little as $50. If you are not a shareholder, the minimum contribution to open an account is $500.

You may also open an IRA or Coverdell Education Savings Account to receive a cash rollover or a transfer of Aqua America shares from another IRA or qualified retirement plan. The IRA and Coverdell Savings Account Trustee will invest the cash rollovers into shares of our common stock.

There is an annual maintenance fee of $45.00 charged by the IRA and Coverdell Education Savings Account Trustee, which we will pay for the first calendar year in which you participate. In all subsequent years, twenty-five dollars ($25.00) of this annual fee will be charged to you, with the balance paid by us.

IRA and Coverdell Education Savings Account contributions and rollovers will not count against the $250,000 maximum investment limit under the Plan.

If you are interested in opening a Traditional IRA, Roth IRA or Coverdell Education Savings Account, you may obtain the enrollment and a disclosure statement from EquiServe Trust Company, N.A., which will administer the IRA and Coverdell Education Savings Account. For information, call the EquiServe IRA Department at its toll-free number, 1-800-472-7428.

SAFEKEEPING OF CERTIFICATES AND BOOK ENTRY

For your convenience, shares purchased under the Plan will be maintained by the Administrator in your name in book-entry form. You may, however, request a stock certificate, free of charge, by accessing your Plan account through the Internet at the Administrator's web site, www.equiserve.com, by calling the Administrator at 1-800-205-8314 or by providing written instructions to the Administrator.

If you are holding certificates for Aqua America, Inc., or previously named Philadelphia Suburban Corporation common stock, you may use the Plan's "safekeeping" service to deposit those stock certificates at no cost. Safekeeping protects your shares against loss, theft or accidental destruction and provides a convenient way for you to keep track of your shares. Only shares held in safekeeping or in book-entry form may be sold through the Plan.

To use the safekeeping service, send your certificates to the Administrator at the address listed on page 4 of this prospectus by registered or certified mail, with a return receipt requested or some other form of traceable mail, properly insured. YOU SHOULD NOT ENDORSE THE STOCK CERTIFICATE BEFORE YOU SEND IT IN.

TRACKING YOUR INVESTMENT

The Administrator will send a statement confirming the details of each transaction you make. If you continue to be enrolled in the Plan, but have no transactions, the Administrator will mail you an annual statement reflecting your holdings.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes. A $20 flat fee per year requested will be charged for all prior year duplicate statement requests.

You may also view year-to-date transaction activity in your Plan account for the current year, as well as activity in prior years, by accessing your Plan account through the Internet at the Administrator's web site, www.equiserve.com.

OBTAINING A STOCK CERTIFICATE

To obtain a stock certificate for all or a portion of your full shares, you can contact the Administrator by accessing your Plan account through the Internet at the Administrator's web site, www.equiserve.com, by calling the Administrator at 1-800-205-8314, by making a written request of the Administrator or by completing the transaction form at the bottom of your statement and submitting it to the Administrator. The certificate will be issued at no cost to you. If your request involves a fractional share, a check (less any fees and brokerage commissions) for the value of the fractional share will be mailed to you.

If you want the certificate issued in a name other than your Plan account registration, the Administrator may require you to have your signature guaranteed by a financial institution in the Medallion Guarantee program.

TRANSFERS

You may transfer or give our common stock to anyone you choose by:

         - Making an initial $500 cash investment to establish a new account in the recipient's name; or

         - Making an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $250,000 in one calendar year; or

         -  Transferring at least 5 shares from your account to the recipient.

If you would like transfer instructions and documentation sent to you or if you need additional assistance, please contact the Administrator at 1-800-205-8314 or through the Administrator's web site, www.equiserve.com.

DIVIDEND PAYMENT AND RECORD DATES

Normal dividend payment dates are expected to be on the first day of March, June, September and December. The record date usually precedes the dividend payment date by 10 business days.

In order to be the owner of record and eligible to receive the quarterly dividend, your shares must have been purchased and the transaction settled three trading days prior to the record date (the ex-dividend date). We can give no guarantee whatsoever that we will declare dividends in the future.

TERMINATION OF PARTICIPATION

If you wish to stop reinvesting your dividends or to stop automatic monthly investments, please use the transaction form from the bottom of your statement or contact the Administrator by accessing your Plan account through the Internet at the Administrator's web site, www.equiserve.com, by calling the Administrator at 1-800-205-8314 or by providing written instructions to the Administrator.

MINIMUM ACCOUNT

After you have made your initial contribution of $500 by automatic withdrawals, check or one-time online bank debit, or had at least 5 shares transferred into an account registered in your name under the Plan, you must, at all times you are enrolled in the Plan, keep a minimum number of 5 shares of our common stock in your account. If you keep less than 5 shares in your account, the Administrator will contact you, at your record address, to notify you that your account will be closed within sixty (60) days of the day that your account held less than 5 shares. You will then have sixty (60) days from that date to purchase enough shares to have at least 5 shares in your account.

If the above-referenced time period passes without you meeting the 5-share limit, the Administrator will close the account. A check representing the cash value of all of your shares based upon the then-current market value price less any trading fees, brokerage commissions or other costs of sale, will be sent to your address of record thereby closing the account. To resume participation in the Plan you will have to enroll again or otherwise re-enter the Plan.

COSTS

We pay for all administrative fees and brokerage commissions associated with the reinvestment of dividends and the making of optional cash investments.

For each sale of whole shares from your Plan account, you will be charged a $15.00 service fee, a brokerage commission of $0.15 per each share sold by the Administrator and any applicable transfer taxes.

There is an annual maintenance fee of $45.00 charged by the IRA and Coverdell Education Savings Account Trustee, which we will pay for the first calendar year in which you participate. In all subsequent years, twenty-five dollars ($25.00) of this annual fee will be charged to you, with the balance of the annual fee paid by us.

TAXES

All dividends paid to you - whether or not they are reinvested - are considered taxable income to you in the year they are paid. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the close of each year. If you are reinvesting your dividends, the value of the 5% discount from the purchase price of the shares (the calculated fair market value) will also be reported as taxable income.

All shares of stock that are sold through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

In addition, the Internal Revenue Service may require that any per share brokerage commissions incurred in the purchase of shares and paid by us on your behalf be treated as dividend income to you, in which case such amounts can be included in your cost basis of shares purchased.

Be sure to keep your statements of account for income tax purposes. A fee of $20.00 per year requested may be incurred to furnish historical information. If you have questions about the tax basis of any transactions, please consult your own tax advisor.

VOTING

For any shareholder meeting you will receive a proxy for full and fractional shares that will cover all of our common stock that you hold, both in the Plan and outside of the Plan. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares only as you indicate.

HANDLING OF STOCK SPLITS AND OTHER DISTRIBUTIONS

We will credit your Plan account for all split shares, stock dividends and other distributions of our common stock.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in the Plan and outside of the Plan). A single set of materials will be distributed that will allow you to exercise your total rights.

CHANGES TO THE PLAN

We may add to or modify the Plan at any time. Similarly, we may, at any time, waive, suspend or terminate the Plan, or any provision of the Plan. We will send you written notice of any significant changes, suspensions or termination.

Any changes, suspension or termination of the Plan will not affect your rights as a shareholder in any way, and any book-entry shares you own will continue to be credited to your account with the Administrator unless you specifically request otherwise.

RESPONSIBILITIES OF AQUA AMERICA, INC. AND THE ADMINISTRATOR

Neither we nor the Administrator shall be liable for any act performed in good-faith or for any good-faith omission to act, including, without limitation, any claims or liability: (a) with respect to the prices at which shares of our common stock are purchased or sold for your Plan account and the times when such purchases or sales are made or (b) for any fluctuation in the market value after purchases or sale of shares of our common stock.

USE OF PROCEEDS

The proceeds from the sale of newly-issued or treasury shares offered by us will be used for general corporate purposes. All other shares of common stock acquired under the Plan will be purchased in the open market, not from us, and we will not receive any proceeds from such purchases.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Morgan, Lewis & Bockius LLP, our outside counsel, has given its opinion regarding the validity of the common stock covered by this prospectus.

ANTIDILUTION PROVISION

The aggregate number of shares of common stock registered for issuance and purchase under the Plan, as provided in the Registration Statement, of which this prospectus forms a part, the maximum number of shares that may be purchased by a Participant and the calculation of the purchase price per share may be appropriately adjusted by us to reflect any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by us.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Avenue, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain our SEC filings from the SEC's web site (http://www.sec.gov) or by visiting our web site at http://aquaamerica.com.

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the stock offered under the Plan. As allowed by SEC rules, this prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed.

         -  Our Annual Report on Form 10-K for the year ended December 31, 2003.

         - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

         - Our Current Reports on Form 8-K filed on January 16, 2004, February 25, 2004, May 12, 2004, as amended on Form 8-K/A on June 9, 2004, August 31, 2004, November 10, 2004, December 16, 2004 and January 21, 2005.

         - The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of any documents that we incorporate by reference at no cost by telephoning 1-610-527-8000 or writing us at the following address:

                           Aqua America, Inc.
                           Investor Relations
                           762 W. Lancaster Avenue
                           Bryn Mawr, PA 19010

You should rely only on the information contained or incorporated by reference into this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in the prospectus or incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospectus may have changed since those dates.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth an estimate of the costs and expenses payable by the Registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses estimated below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this prospectus that we sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.


     Securities and Exchange Commission registration fee......   $    14,248
     Printing and Engraving...................................        10,000
     Accounting fees and expenses.............................        10,000
     Legal fees and expenses..................................        25,000
     Transfer Agent fees and expenses.........................       150,000
     NYSE fees................................................         2,500
     PHLX fees................................................         1,250
     Miscellaneous............................................         2,500
                                                                 -----------
          Total...............................................   $   215,498
                                                                 ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that, unless otherwise restricted in its bylaws, a business corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the BCL requires a business corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This Section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of liability or responsibility under a criminal statute. Section
4.01 of the Registrant's bylaws limits the liability of any director of the Registrant to the fullest extent permitted by Section 1713 of the BCL.

         Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Registrant's bylaws provides indemnification of directors, officers and other agents of the Registrant broader than the indemnification permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

         Article VII of the bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Registrant, or any other person designated by the board of directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the BCL which authorizes indemnification only of expenses incurred in defending and in settlement of a derivative action. In addition, Article VII of the bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

         Unlike the provisions of BCL Sections 1741 and 1742, Article VII does not require the Registrant to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 or 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Registrant as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the bylaw provisions require the Registrant to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the bylaws require the Registrant to make a contribution toward the liability. Indemnification rights under the bylaws do not depend upon the approval of any future board of directors.

         Section 7.04 of the Registrant's bylaws also authorizes the Registrant to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.
Section 1747 of the BCL also enables a business corporation to purchase and maintain insurance on behalf of a person who is or was serving as a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against that representative in his capacity as such, whether or not the corporation would have the power to indemnify him against that liability under the BCL.

         The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

ITEM 16.  EXHIBITS

         The exhibits filed as part of this registration statement are as follows:

  EXHIBIT
  NUMBER                                   DESCRIPTION
----------    ----------------------------------------------------------------
    3.1       Restated Articles of Incorporation of Aqua America, Inc.
              (effective as of December 14, 2004) (filed as exhibit 3.1 to
              Registrant's Current Report of Form 8-K on December 16, 2004 and incorporated herein by reference).

    3.2 Bylaws of Aqua America, Inc., as amended (filed as exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, addition of Section 3.17 filed as an exhibit to Registrant's Form 8-K on August 7, 1997, amendment to Section 3.03 filed as exhibit 3.8 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, amendments to Sections 2.01(a), 2.02 and 3.08(b) filed as exhibit 3.10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).


    4.1 First Amended and Restated Rights Agreement, dated as of February 20, 2004, between Aqua America, Inc. and Equiserve Trust Company, N.A., as Rights Agent (filed as exhibit 4 to Registrant's Current Report of Form 8-K on February 25, 2004 and incorporated herein by reference).


    5.1       Opinion of Morgan, Lewis & Bockius LLP.*

    23.1      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).*

    23.2      Consent of PricewaterhouseCoopers LLP.*

    24.1      Powers of Attorney (included on signature pages).

-----------------
* filed herewith

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on this 18th day of February, 2005.


                                                 AQUA AMERICA, INC.

                                                 BY:      /s/     Nicholas DeBenedictis
                                                      ---------------------------------------------
                                                                  Nicholas DeBenedictis
                                                      Chairman, President & Chief Executive Officer


         Each person in so signing below also makes, constitutes and appoints Roy H. Stahl, Executive Vice President, and David P. Smeltzer, Senior Vice President, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                       TITLE                                   DATE
              ---------                                       -----                                   ----

/s/   Nicholas DeBenedictis
----------------------------------------         Director, Chairman, President & Chief            February 18, 2005
      Nicholas DeBenedictis                      Executive Officer
                                                 Officer (Principal Executive Officer)


/s/   David P. Smeltzer Smeltzer
----------------------------------------         Senior Vice President -- Finance and             February 18, 2005
      David P. Smeltzer                          Chief Financial Officer (Principal
                                                 Financial Officer)

/s/   Robert Rubin
----------------------------------------         Principal Accounting Officer                     February 18, 2005
      Robert Rubin


/s/   Mary C. Carroll
----------------------------------------         Director                                         February 18, 2005
      Mary C. Carroll


/s/   Richard H. Glanton
----------------------------------------         Director                                         February 18, 2005
      Richard H. Glanton, Esq.


/s/   William P. Hankowsky
----------------------------------------         Director                                         February 18, 2005
      William P. Hankowsky


/s/   John F. McCaughan
----------------------------------------         Director                                         February 18, 2005
      John F. McCaughan


/s/   John E. Menario
----------------------------------------         Director                                         February 18, 2005
      John E. Menario


/s/   Richard L. Smoot
----------------------------------------         Director                                         February 18, 2005
      Richard L. Smoot



                                  EXHIBIT INDEX






  EXHIBIT
  NUMBER                             DESCRIPTION OF EXHIBIT
----------    -----------------------------------------------------------------
    3.1       Restated Articles of Incorporation of Aqua America, Inc.
              (effective as of December 14, 2004) (filed as exhibit 3.1 to
              Registrant's Current Report of Form 8-K on December 16, 2004 and incorporated herein by reference).

    3.2 Bylaws of Aqua America, Inc., as amended (filed as exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, addition of Section 3.17 filed as an exhibit to Registrant's Form 8-K on August 7, 1997, amendment to Section 3.03 filed as exhibit 3.8 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, amendments to Sections 2.01(a), 2.02 and 3.08(b) filed as exhibit 3.10 to Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

    4.1 First Amended and Restated Rights Agreement, dated as of February 20, 2004, between Aqua America, Inc. and Equiserve Trust Company, N.A., as Rights Agent (filed as exhibit 4 to Registrant's Current Report of Form 8-K on February 25, 2004 and incorporated herein by reference).

    5.1       Opinion of Morgan, Lewis & Bockius LLP.*

    23.1      Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).*

    23.2      Consent of PricewaterhouseCoopers LLP.*

    24.1      Powers of Attorney (included on signature pages).



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* filed herewith